EXHIBIT 10.3

LIMITED STANDSTILL AGREEMENT

This AGREEMENT (the “Agreement”) is made as of the 30th day of March, 2007, by the signatories hereto (each an “Insider”), in connection with his or her ownership of shares of Avicena Group, Inc., a Delaware corporation (the “Company”).

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Insider agrees as follows:

1. Background.

a. Insider is the actual and/or beneficial owner of the amount of shares of the Common Stock, $0.001 par value, of the Company (“Common Stock”) and rights to purchase Common Stock designated on the signature page hereto.

b. Insider acknowledges that the Company has entered into or will enter into an agreement (“Securities Purchase Agreement”) with each buyer (collectively, the “Buyers”) of the Company’s Series B Preferred Stock (“Preferred Stock”) and warrants (“Warrants”), for the sale to the Buyers of an aggregate of up to $14,750,000 of Preferred Stock and Warrants (the “Offering”). Insider understands that, as a condition to proceeding with the Offering, the Buyers have required, and the Company has agreed to obtain an agreement from the Insider, to refrain from selling any securities of the Company from the date of the Securities Purchase Agreement until the three (3) year anniversary of the date hereof (the “Restriction Period”), as further described herein.

2. Share Restriction; Non-Default.

a. The Insider agrees that during the Restriction Period, the Insider will not sell or transfer, directly or indirectly, any Common Stock, option, convertible security or any other instrument convertible into or exercisable or exchangeable for Common Stock, or to convert or exercise any such convertible or exercisable instrument (except as may be issued pursuant to the terms of the Company’s approved stock option plan) beneficially owned by such person, unless (i) the Required Holders (as defined in the Certificate of Designation) shall have executed a written consent to such sale, transfer or exercise or (ii) for each of the sixty (60) consecutive Trading Days (the “Limitation Measuring Period”) prior to the date of such sale, transfer or exercise, the Registration Statement (as defined in the Registration Rights Agreement between the Company and the Buyers) covering the resale of the Conversion Shares (as defined in the Company’s Certificate of Designation of Series B Preferred Stock (the “Certificate of Designation”)) shall have been effective and the VWAP (as defined in the Certificate of Designation) of the Company’s Common Stock shall have equaled or exceeded 175% of the Conversion Price (as defined in the Certificate of Designation) in effect at the beginning of the Limitation Measuring Period (subject to appropriate adjustments for stock splits, stock dividends, stock combinations and other similar transactions after the Issue Date) for each Trading Day (as defined in the Certificate of Designation) during the Limitation Measuring Period (the “Senior Management Limitation”). Insider further agrees that the Company is authorized to and the Company agrees to place “stop orders” on its books to prevent any transfer of shares of Common Stock or other securities of the Company held by Insider in violation of this Agreement.

b. Any subsequent issuance to and/or acquisition of shares or the right to acquire shares by Insider will be subject to the provisions of this Agreement.

c. The foregoing restrictions notwithstanding, in any three month period during the Restriction Period, the Insider may sell up to the number of shares of Common Stock (the “Insider Stock”) (including both stock (i) actually and/or beneficially owned by Insider on the Closing Date, as defined in the Securities Purchase Agreement), and (ii) stock acquired by the Insider in transactions qualifying as Exempt Issuances, as defined in the Securities Purchase Agreement) which the Insider would be able to sell during such period under the volume restrictions of Rule 144 as promulgated by the Securities and Exchange Commission (the “Rule 144 Limitation Amount”), provided that, in any thirty (30) day period during the Restriction Period, the Insider may sell no more than one-third ( 1/3) of the Rule 144 Limitation Amount.

d. Notwithstanding the foregoing restrictions on transfer, the Insider may, at any time and from time to time during the Restriction Period, transfer the Common Stock (i) as bona fide gifts or transfers by will or intestacy of up to $100,000, in the aggregate, (ii) to his or her spouse, siblings, parents, parents-in-law or any natural or adopted children or other descendants or to any trust for the direct or indirect benefit of the undersigned and/or any such family members, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership which is the general partner of a partnership of which the Insider is a general partner, (iv) to any “Permitted Affiliates” as defined below in this paragraph (b) or (v) as a bona fide pledge to a lender, provided that, in the case of any gift or transfer described in clauses (i), (ii), (iii) or (iv), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned. “Permitted Affiliates” means any person which is controlled by, controls or is under common control with, the Insider. As used in this definition, “control” means the possession, directly or indirectly, of the power to vote eighty percent (80%) or more of any class of voting securities of such person or to direct or cause the direction of the management or policies of that person, whether through ownership of voting securities, by contract or otherwise.

e. The Insider further agrees not to place into default any debt that is or becomes owed to it by the Company or preferred stock of the Company that is or becomes held by it during the Restricted Period (“Insiders Non-Default Covenant”).

f. Notwithstanding anything to the contrary herein, (i) nothing herein shall prevent the Insider from converting any of its options or convertible securities into Common Stock during the Restriction Period, so long as any resales of the resulting Common Stock are made in conformity with this Agreement, and (ii) nothing herein shall prohibit each Insider from making charitable contributions of up to $100,000 worth of Common Stock without further restriction on the resale thereof by the recipient charity.

3. Miscellaneous.

a. At any time, and from time to time, after the signing of this Agreement Insider will execute such additional instruments and take such action as may be reasonably requested by the Subscribers to carry out the intent and purposes of this Agreement.

b. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction, except to the extent that the securities laws of the state in which Insider resides and federal securities laws may apply. Any proceeding brought to enforce this Agreement may be brought exclusively in courts sitting in New York County, New York.

c. This Agreement contains the entire agreement of the Insider with respect to the subject matter hereof.

d. This Agreement shall be binding upon Insider, its legal representatives, successors and assigns.

e. This Agreement may be signed and delivered by facsimile and such facsimile signed and delivered shall be enforceable.

f. The Company agrees not to take any action or allow any act to be taken which would be inconsistent with this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, and intending to be legally bound hereby, Insider has executed this Agreement as of the day and year first above written.

INSIDER:

(Signature of Insider)

(Print Name of Insider)

Number of Shares of Common Stock
Beneficially Owned

Note Principal Owned on the date of this Agreement

COMPANY:
AVICENA GROUP, INC.

By:
Print Name:
Title:

4